CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17925, 33-78562, 33-61712, 33-64205, 333-17131,
333-45381, 333-33300) and on Form S-3 (No. 33-61712) of ELXSI Corporation of our reports dated April 23, 2002 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
April 23, 2002